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                                                                 EXHIBIT 23.01



                     [LETTERHEAD OF SCARANO & TOMARO, P.C.]



Neurocorp, Ltd.
150 White Plains Road
Tarrytown, NY 10591

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 8, 1997 except for Note 13a as to which the date is March 12, 1997 and Note 13b as to which the date is March 26, 1997, appearing in Neurocorp Ltd.'s Annual Report on Form 10-KSB for the year ended December 31, 1996.


/s/ Scarano & Tomaro, P.C.

Scarano & Tomaro, P.C.
Mitchel Field, New York
July 31, 1997